Mueller Industries, Inc. Reports Third Quarter 2019 Earnings

COLLIERVILLE, Tenn., October 22, 2019 -- Mueller Industries, Inc. (NYSE: MLI) announced today third quarter operating income of $46.3 million versus $33.7 million reported in the same quarter of 2018.
Net income was $29.1 million, or 52 cents per diluted share, on $608.6 million in net sales, compared with net income of $20.3 million, or 35 cents per diluted share, on $646.0 million in net sales for the same quarter of 2018.

Financial and Operating Highlights:

•
Lower copper prices contributed to the decline in net sales. COMEX copper fell eight cents per pound during the quarter and was, on average, four percent lower in the third quarter of 2019 compared with the third quarter of 2018.

•	Lower unit volume in both our Piping Systems and Industrial Metals segments further contributed to the reduction in net sales.

•
The effective tax rate for the quarter was 19 percent, compared with 12 percent in the prior year quarter. The rates in both quarters reflect non-recurring adjustments to tax provisions on foreign earnings.

•
We recorded a $1.9 million loss on our investment in Tecumseh Products Company in the third quarter of 2019, which represents a significant narrowing of the loss recorded in the second quarter of 2019.

•
Cash generated from operations was $67.9 million in the third quarter, and debt repayments totaled $40.6 million. Quarter-end cash on hand was $100.3 million, debt to total capitalization was 41 percent, and the current ratio was 3.0 to 1.

Regarding the outlook, Greg Christopher, Mueller CEO said, “The combination of our acquisitions and increased benefits from recent investments in our plants provided meaningful improvements to our results. We remain optimistic that the impact of global uncertainties and recent softness in demand will be mild, but nonetheless believe we are well positioned given our strong cash flow and low leverage, and prepared to react to changing market conditions.”
He added, “With regard to Tecumseh, management is executing the necessary and difficult action plans to restructure this business.”

Mueller Industries, Inc. is an industrial manufacturer that specializes in copper and copper alloy manufacturing while also producing goods made from aluminum, steel, and plastics. It is headquartered in Collierville, Tennessee and comprises a network of operations in the United States, Canada, Mexico, Great Britain, South Korea, the Middle East, and China. Its products include tubing, fittings, valves, vessels, and related items for plumbing and HVACR related piping systems, as well as rod, forgings, extrusions, and various components for OEM applications. Products are distributed into sectors such as building construction, appliance, defense, energy, and automotive.

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Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company’s SEC filings. The words “outlook,” “estimate,” “project,” “intend,” “expect,” “believe,” “target,” “encourage,” “anticipate,” “appear,” and similar expressions are intended to identify forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report. The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.

CONTACT
Jeffrey A. Martin
(901) 753-3226

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Quarter Ended		For the Nine Months Ended
(In thousands, except per share data)	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018

Net sales	$608,602	$645,958	$1,886,777	$1,948,791

Cost of goods sold	510,788	566,956	1,586,129	1,676,446
Depreciation and amortization	10,823	10,619	31,856	29,081
Selling, general, and administrative expense	40,739	38,889	121,838	112,077
Gain on sale of assets	—	(2,691)	—	(334)
Insurance recovery	—	(1,486)	—	(1,486)

Operating income	46,252	33,671	146,954	133,007

Interest expense	(6,148)	(6,746)	(20,135)	(18,728)
Other income, net	533	411	823	1,557

Income before income taxes	40,637	27,336	127,642	115,836

Income tax expense	(7,665)	(3,373)	(27,643)	(23,179)
Loss from unconsolidated affiliates, net of foreign tax	(2,528)	(3,100)	(23,740)	(13,568)

Consolidated net income	30,444	20,863	76,259	79,089

Net income attributable to noncontrolling interests	(1,351)	(571)	(3,457)	(1,487)

Net income attributable to Mueller Industries, Inc.	$29,093	$20,292	$72,802	$77,602

Weighted average shares for basic earnings per share	55,832	56,877	55,771	56,858
Effect of dilutive stock-based awards	482	540	523	524

Adjusted weighted average shares for diluted earnings per share	56,314	57,417	56,294	57,382

Basic earnings per share	$0.52	$0.36	$1.31	$1.36

Diluted earnings per share	$0.52	$0.35	$1.29	$1.35

Dividends per share	$0.10	$0.10	$0.30	$0.30

Summary Segment Data:

Net sales:
Piping Systems Segment	$390,917	$410,525	$1,193,274	$1,294,672
Industrial Metals Segment	135,443	158,709	434,037	511,932
Climate Segment	90,938	81,619	276,853	156,854
Elimination of intersegment sales	(8,696)	(4,895)	(17,387)	(14,667)

Net sales	$608,602	$645,958	$1,886,777	$1,948,791

Operating income:
Piping Systems Segment	$36,010	$25,408	$100,155	$100,376
Industrial Metals Segment	12,599	15,111	46,697	53,837
Climate Segment	7,963	5,774	33,384	16,668
Unallocated expenses	(10,320)	(12,622)	(33,282)	(37,874)

Operating income	$46,252	$33,671	$146,954	$133,007

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	September 28, 2019	December 29, 2018
ASSETS
Cash and cash equivalents	$100,338	$72,616
Accounts receivable, net	319,562	273,417
Inventories	277,567	329,795
Other current assets	33,242	26,790

Total current assets	730,709	702,618

Property, plant, and equipment, net	361,308	370,633
Operating lease right-of-use assets	25,855	—
Other assets	284,893	296,298

	$1,402,765	$1,369,549

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of debt	$7,387	$7,101
Accounts payable	102,084	103,754
Current portion of operating lease liabilities	3,832	—
Other current liabilities	133,466	121,946

Total current liabilities	246,769	232,801

Long-term debt	434,082	489,597
Pension and postretirement liabilities	27,399	29,055
Environmental reserves	19,774	20,009
Deferred income taxes	17,260	16,615
Noncurrent operating lease liabilities	22,712	—
Other noncurrent liabilities	10,173	18,212

Total liabilities	778,169	806,289

Total Mueller Industries, Inc. stockholders’ equity	607,648	548,356
Noncontrolling interests	16,948	14,904

Total equity	624,596	563,260

	$1,402,765	$1,369,549

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
(In thousands)	September 28, 2019	September 29, 2018

Cash flows from operating activities
Consolidated net income	$76,259	$79,089
Reconciliation of consolidated net income to net cash provided by operating activities:
Depreciation and amortization	32,095	29,320
Stock-based compensation expense	6,355	5,953
Loss from unconsolidated affiliates	23,740	13,568
Gain on disposals of properties	(24)	(247)
Insurance recovery	—	(1,486)
Change in fair value of contingent consideration	4,500	—
Deferred income tax benefit	(1,593)	(1,502)
Changes in assets and liabilities, net of effects of business acquired:
Receivables	(47,433)	(42,201)
Inventories	50,985	48,716
Other assets	(7,485)	11,250
Current liabilities	1,687	(7,947)
Other liabilities	(7,112)	(13,862)
Other, net	(47)	1,864

Net cash provided by operating activities	131,927	122,515

Cash flows from investing activities
Capital expenditures	(20,162)	(16,685)
Acquisition of business, net of cash acquired	3,465	(167,677)
Investments in unconsolidated affiliates	(11,000)	(609)
Proceeds from sales of properties	385	18,693

Net cash used in investing activities	(27,312)	(166,278)

Cash flows from financing activities
Dividends paid to stockholders of Mueller Industries, Inc.	(16,738)	(17,051)
Repurchase of common stock	(1,763)	(6,575)
Payment of contingent consideration	(3,170)	—
Issuance of long-term debt	100,658	194,131
Repayments of long-term debt	(151,305)	(139,518)
Repayment of debt by consolidated joint ventures, net	(4,352)	(2,978)
Net cash used to settle stock-based awards	(1,069)	(726)
Dividends paid to noncontrolling interests	—	(592)

Net cash (used in) provided by financing activities	(77,739)	26,691

Effect of exchange rate changes on cash	(1,511)	(442)

Increase (decrease) in cash, cash equivalents, and restricted cash	25,365	(17,514)
Cash, cash equivalents, and restricted cash at the beginning of the period	77,138	126,563

Cash, cash equivalents, and restricted cash at the end of the period	$102,503	$109,049